                                                                    Exhibit 4(b)


                           THE PROGRESSIVE CORPORATION
                      2003 DIRECTORS EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

     This Agreement ("Agreement") is made this <Grant Date> by and between
<Participant Name> ("Participant") and The Progressive Corporation (the
"Company").

     1. AWARD OF RESTRICTED STOCK. The Company hereby grants to Participant an award (the "Award") of restricted stock (the "Restricted Stock") consisting of
<# of Shares> shares of the Company's Common Shares, $1 Par Value ("Common
Shares"), pursuant and subject to The Progressive Corporation 2003 Directors Equity Incentive Plan (the "Plan").

     2. CONDITIONS TO PARTICIPANT'S RIGHTS UNDER THIS AGREEMENT. This Agreement shall not become effective, and Participant shall have no rights with respect to the Award or the Restricted Stock, unless and until both of the following have occurred to the Company's satisfaction:

     a. Participant has fully executed this Agreement and delivered it to the Company (in the Company's discretion, such execution and delivery may be accomplished through electronic means); and

     b. Participant has fully executed a stock power in the form attached as Appendix A and delivered it to the Company, including a "Medallion Guarantee" by a qualified bank, securities broker or other financial institution as further described on Appendix A.

     3. RESTRICTIONS; VESTING. The Restricted Stock shall be subject to the restrictions and other terms and conditions set forth in the Plan, which are hereby incorporated herein by reference, and in this Agreement. Subject to the terms and conditions of the Plan and this Agreement, Participant's rights in and to the shares of Restricted Stock shall vest on <Vesting Date>.

     The shares of Restricted Stock awarded under this Agreement shall vest as set forth above unless, prior to such vesting date, the Award and the applicable shares of Restricted Stock are forfeited or become subject to accelerated vesting under the terms and conditions of the Plan. Until shares of Restricted Stock vest, Participant shall not sell, transfer, pledge, assign or otherwise encumber such shares of Restricted Stock.

     4. MANNER IN WHICH SHARES WILL BE HELD. Stock certificates evidencing the shares of Restricted Stock awarded under this Agreement shall be registered in the name of Participant and shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of such Award have been satisfied. Such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

     In the discretion of the Company, any or all shares of Restricted Stock awarded to Participant hereunder may be issued in, or after issuance may be transferred to, book-entry form and held by the Company in such form. In such event, no stock certificates evidencing such shares will be held, the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system, and upon vesting, Participant may request that the Company issue a stock certificate for the applicable number of Common Shares.

     5. RIGHTS OF SHAREHOLDER. Except as otherwise provided in this Agreement or the Plan, Participant shall have, with respect to the shares of Restricted Stock awarded hereunder, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends as declared by the Company's Board of Directors.

     6. SHARES NON-TRANSFERABLE. No shares of Restricted Stock shall be transferable by Participant other than by will or by the laws of descent and distribution. In the event any Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company, and the Company shall have the right to offset against such Award any expenses (including attorneys' fees) incurred by the Company in connection with such transfer or assignment.

     7. TERMINATION OF SERVICE. Except as otherwise provided in the Plan or as determined by the Compensation Committee of the Company's Board of Directors, if Participant resigns or is removed from the Board of Directors for any reason other than death or Disability or does not stand for re-election, all Restricted Stock held by Participant which is unvested or subject to restriction at the time of such resignation or removal, or at the time Participant leaves the Board, shall be automatically forfeited.

     8. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or in writing, between the parties hereto relating to subject matter hereof, provided that the Agreement shall be at all times subject to the Plan as provided above.

     9. AMENDMENT. The Committee, in its sole discretion, may hereafter amend the terms of this Award, but no such amendment shall be made which would impair the rights of Participant, without Participant's consent.

     10. DEFINITIONS: Unless otherwise defined in this Agreement, each capitalized term in this Agreement shall have the meaning given to it in the Plan.

     Participant hereby: (i) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that he or she is familiar with all of the material provisions of the Plan, as set forth in such Plan Description; (ii) accepts this Agreement and the Restricted Stock awarded pursuant hereto subject to all provisions of the Plan and this Agreement; and
(iii) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee relating to the Plan, this Agreement or the Restricted Stock awarded hereunder.

                     APPENDIX A --- IRREVOCABLE STOCK POWER


For Value Received, the undersigned does hereby assign and transfer to
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              shares of Common Shares, $1.00 par value per share, of The
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Progressive Corporation ("Company") represented by certificate(s)

no(s).
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inclusive, standing in the name of the undersigned on the books of the Company.

The undersigned does hereby irrevocably constitute and appoint
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Attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

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Printed Name

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Signature

Date:
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         IMPORTANT: The signature of the assignor (Participant) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association, or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.


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                                     Name of Guarantor Institution

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                                     Signature Medallion Guaranteed